UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2020

KELINDA

(Exact name of registrant as specified in Charter)

Nevada	333-227350	30-1023894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 34-3, Building 2, Diwang International Fortune Center, No. 10 Plaza Road,

Liuzhou, Guangxi Province, China 545005

 (Address of Principal Executive Offices)

+86 772-3719700

 (Registrant’s Telephone number)

Mihail Kogălniceanu, 66, off. 3, Chisinau MD-2009

Republic of Moldova

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.01 Changes in Control of Registrant.

Pursuant to a Stock Purchase Agreement (the “Agreement”), entered into as of March 16, 2020, by and between Fuming Yang (the “Purchaser”) and Petru Afanasenco, Andrei Afanasenco and Yuriy Turchynskyy, as the representative of certain stockholders (collectively, the “Sellers”) of Kelinda, a Nevada corporation (the “Company”), the Sellers sold an aggregate of 7,948,000 shares of common stock, par value $0.001 per share, of the Company to the Purchaser in consideration for an aggregate purchase price of $330,000 in cash (the “Purchase Price”) from the Purchaser’s personal funds (the “Transaction”). Following consummation of the Transaction, the Purchaser holds approximately 99% of the issued and outstanding shares of common stock of the Company. The Transaction resulted in a change in control of the Company from the Sellers to the Purchaser.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Petru Afanasenco, the President and director of the Company, and Andrei Afanasenco, the Secretary and Treasurer of the Company, both resigned from all of their director and officer positions with the Company, effective immediately upon the consummation of the Transaction.

Effective immediately upon the consummation of the Transaction, Fuming Yang was appointed as a director and President, Treasurer and Secretary of the Company. Mr. Yang, 37, is the founder and has served as the Chief Executive Officer of Liuzhou Bangfu Technology Co., Ltd., a company focusing on internet technology development, maintenance and services, since its inception in July 2018. Mr. Yang has been responsible for Liuzhou Bangfu Technology Co., Ltd.’s overall strategic layout, personnel organization and brand operations. From June to December 2018, Mr. Yang served as a judge in the "Star Avenue" program of CCTV, being responsible for reviewing, analyzing and confirming the promotion of the players’ performance, and from December 2017 to May 2018, Mr. Yang was engaged in the overall planning of Liuzhou Radio and Television's "Speak Out Your Dream" program, being responsible for program planning, stage effect design, contestants selection and event organization. Mr. Yang also previously served as the General Manager of Liuzhou Fu'anjia Network Technology Company from August 2013 to August 2019, Project Director at Guangxi Yingte Building Decoration Engineering Co., Ltd. from July 2009 to July 2013, Project Manager for the Guangxi Guichuan Construction Co., Ltd. from June 2004 to September 2008 and a Technician for Liuzhou Jindianzi Decoration Co., Ltd., a construction and internal design firm, from 2002 to May 2004. Mr. Yang graduated from the Anhui Vocational and Technical College of Architecture Design and Marketing.

Mr. Yang is currently not compensated for serving in any of his positions as an officer or director of the Company. There is no family relationship between any of our directors or executive officers. There have been no transactions regarding Mr. Yang that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020

KELINDA

By: /s/ Fuming Yang

Name: Fuming Yang

Title: President

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